Exhibit 99.1


NEWS BULLETIN                                    [GRAPHIC OMITTED]

M.D.C. HOLDINGS, INC.                            RICHMOND AMERICAN HOMES
                                                 HOMEAMERICAN MORTGAGE

FOR IMMEDIATE RELEASE
TUESDAY, JULY 15, 2003
------------------------------------------------------------------------------

Contacts:      Paris G. Reece III                Robert Solomon
               Chief Financial Officer           Rubenstein Associates, Inc.
               (303) 804-7706                    (212) 843-8050
               greece@mdch.com                   rsolomon@rubenstein.com


                      M.D.C. HOLDINGS REPORTS 24% INCREASE
                           IN SECOND QUARTER EARNINGS

         o   Record second quarter net income of $42.7 million
         o   Earnings per share of $1.43 vs. $1.11 a year ago
         o Highest second quarter home closings, quarterly home orders and quarter-end backlog in Company history
         o   Record second quarter homebuilding profits of $85.3 million, up 39%
         o   Quarterly high for financial services profits, a 66% increase
         o   Debt-to-capital ratio of .36

         DENVER, Tuesday, July 15, 2003 - M.D.C. Holdings, Inc. (NYSE/PCX: MDC; www.richmondamerican.com) today announced net income for the three months ended June 30, 2003 of $42.7 million, or $1.43 per share, 24% higher than net income of $34.3 million, or $1.11 per share, for the same period in 2002. Net income for the 2003 second quarter was reduced by pre-tax expenses of $9.3 million, or $5.7 million net of taxes, related to MDC's redemption of its $175 million
8 3/8% senior notes due 2008. Without these redemption expenses, earnings per share would have exceeded 2002 second quarter earnings per share by 46%. Total revenues for the second quarter of 2003 were $689 million, 35% higher than revenues of $509 million for the same period in 2002.

         Net income for the six months ended June 30, 2003 was $79.7 million, or $2.66 per share, 20% higher than the $66.7 million, or $2.17 per share, for the same period in 2002. Total revenues for the six months ended June 30, 2003 reached a record $1.259 billion, representing an increase of 30% from revenues of $966 million for the first six months of 2002.

                                     -more-

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M.D.C. HOLDINGS, INC.
Page 2

         Larry A. Mizel, MDC's chairman and chief executive officer, stated, "Our operating results in the 2003 second quarter are among the strongest for any quarter in our history. Home closings, revenues and homebuilding and financial services operating profits reached new second quarter highs. Without the debt redemption expenses mentioned earlier, our net income and earnings per share would have ranked as our second-best among all prior quarters. In addition, we received more home orders during the last three months than for any quarter in our history, contributing to our record backlog at June 30th of 6,341 homes with a future sales value of more than $1.6 billion. Despite ongoing economic challenges and concerns surrounding the global war on terrorism, the continued strength in demand for housing, low interest rates and our successful growth strategy in most of our markets enabled us to produce these outstanding results. In view of our performance through the first six months and the visibility inherent in our strong backlog, we now believe that we will close more than 10,800 homes in 2003, which should produce new Company highs for revenues and profits."

         Mizel continued, "Equal in importance to our operating successes are the steps we made in the second quarter to enhance our capital structure and further our primary objective of maximizing shareowner value. Our debt-to-capital ratio at June 30th of .36 remains one of the lowest in the homebuilding industry. While continuing to maintain a relatively liquid balance sheet, we ended the quarter with $430 million in unrestricted cash and available borrowing capacity under our lines of credit, almost 40% above levels a year ago. In May, we distributed a 10% stock dividend to our shareowners and increased our quarterly cash dividend by 13%. Also in May, we redeemed our $175 million of 8 3/8% senior notes and completed the issuance of $150 million of new 10-year senior notes with an interest rate of 5 1/2%, the lowest rate for a 10-year note issued in the public market by a homebuilder."

Record Homebuilding and Financial Services Results

         Homebuilding operating profits for the quarter and six months ended June 30, 2003 were $85.3 million and $149.8 million, respectively, representing increases of 39% and 26% over profits of $61.2 million and $119.1 million, respectively, for the same periods in 2002. The increases in the 2003 periods primarily are the result of the record levels of home closings and, for the second quarter, higher home gross margins. The Company closed 2,624 homes and 4,724 homes, respectively, in the second quarter and first six months of 2003, 34% and 30% higher, respectively, than home closings in the same periods in 2002. Home sales revenues for the three and six months ended June 30, 2003 increased to $672 million and $1.226 billion, respectively, compared with home sales revenues of $497 million and $942 million for the same periods in 2002. For the second quarter and first six months of 2003, the Company's average selling prices were $256,300 and $259,500, respectively, compared with $254,000 and $259,500 for the same periods in 2002, and home gross margins increased to 23.3% and 23.0%, respectively, compared with 22.5% and 22.9%.

                                     -more-

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M.D.C. HOLDINGS, INC.
Page 3

         Paris G. Reece III, MDC's executive vice president and chief financial officer, said, "Each of our homebuilding divisions outside of Colorado posted improved results compared with the 2002 second quarter, evidencing the success of our efforts to diversify our operations geographically. We realized particularly strong earnings growth in Las Vegas, Phoenix, Southern California and Virginia, primarily due to improved home gross margins in Las Vegas and Southern California and increases in active subdivisions that produced substantially more home closings in each of these markets. Our total of 190 active subdivisions at June 30th is 15% higher than a year ago. The slight decline over the last 90 days primarily is the result of selling out of a number of active subdivisions earlier than expected due to our strong orders received year-to-date. The impact of this order strength may cause an earlier sell-out of additional subdivisions over the balance of this year. As a result, when combined with anticipated delays in opening certain new subdivisions, the number of our active subdivisions should remain relatively consistent with current levels for the balance of this year, with more substantial growth anticipated in the 2004 first quarter."

         Reece continued, "As anticipated, average selling prices in the 2003 second quarter declined from the first quarter, primarily due to a greater relative number of homes closed in our lower-priced Phoenix and Las Vegas markets, as well as lower average selling prices in Southern California resulting from our increased emphasis on providing more-affordable homes in the Inland Empire. These factors, as well as increased closings from our divisions in Salt Lake City and Dallas/Fort Worth, should cause average selling prices to decline further by as much as 5% in the 2003 third quarter."

         Operating profits from the Company's financial services operations increased to $8.6 million and $16.2 million, respectively, for the quarter and six months ended June 30, 2003, compared with profits of $5.2 million and $10.2 million, respectively, for the same periods in 2002. The profit improvements in 2003 primarily resulted from increased gains on sales of mortgage loans due to a higher volume of mortgage loan originations and the favorable mortgage interest rate environment. Reported gains on sales of mortgage loans may vary significantly from period to period depending on the volatility in the interest rate market. The Company received a record $5.2 million in mortgage loan origination income in the 2003 second quarter on $456 million in mortgage loans originated, 31% higher than the $4.0 million received on $338 million of originations for the same period in 2002.

         All earnings per share amounts discussed above are on a diluted basis. Earnings per share, book value per share, weighted average shares outstanding and dividends paid per share have been restated for the effects of the Company's May 2003 10% stock dividend.

                                     -more-

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M.D.C. HOLDINGS, INC.
Page 4

         MDC, whose subsidiaries build homes under the name "Richmond American Homes," is one of the largest homebuilders in the United States. The Company also provides mortgage financing, primarily for MDC's homebuyers, through its wholly owned subsidiary, HomeAmerican Mortgage Corporation. MDC is a major regional homebuilder with a significant presence in some of the country's best housing markets. The Company is the largest homebuilder in Colorado; among the top five homebuilders in Northern Virginia, Phoenix, Tucson and Las Vegas; and among the top ten homebuilders in suburban Maryland, Northern California, Southern California and Salt Lake City. MDC also has a growing presence in Dallas/Fort Worth and has recently entered the Houston and Philadelphia/Delaware Valley markets.

Forward-Looking Statements

         Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic and business conditions; (2) interest rate changes; (3) the relative stability of debt and equity markets; (4) competition; (5) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (6) the availability and cost of performance bonds and insurance covering risks associated with our business; (7) shortages and the cost of labor; (8) weather related slowdowns; (9) slow growth initiatives; (10) building moratoria; (11) governmental regulation, including the interpretation of tax, labor and environmental laws; (12) changes in consumer confidence and preferences; (13) required accounting changes; (14) terrorist acts and other acts of war; and (15) other factors over which the Company has little or no control.


                                     -more-

                              M.D.C. HOLDINGS, INC.
                   Condensed Consolidated Statements of Income
                    (In thousands, except per share amounts)

                                                   Three Months Ended                   Six Months Ended
                                                        June 30,                            June 30,
                                              ------------------------------      ------------------------------
                                                   2003              2002              2003             2002
                                              ------------      ------------      ------------     -------------
REVENUES
   Homebuilding............................    $    673,420      $    499,171      $  1,228,332     $    945,932
   Financial Services......................          15,813             9,896            30,326           19,277
   Corporate...............................             209               363               426              595
                                               ------------      ------------      ------------     ------------
       Total Revenues......................    $    689,442      $    509,430      $  1,259,084     $    965,804
                                               ============      ============      ============     ============
NET INCOME
   Homebuilding............................    $     85,344      $     61,215      $    149,802     $    119,059
   Financial Services......................           8,599             5,185            16,166           10,215
                                               ------------      ------------      ------------     ------------
       Operating Profit....................          93,943            66,400           165,968          129,274
   Expenses related to debt redemption.....          (9,315)              - -            (9,315)             - -
   Other corporate expense, net............         (14,623)          (10,071)          (25,882)         (19,899)
                                               ------------      ------------      ------------     ------------
   Income before income taxes..............          70,005            56,329           130,771          109,375
   Provision for income taxes..............         (27,311)          (21,993)          (51,040)         (42,703)
                                               ------------      ------------      ------------     ------------
       Net Income..........................    $     42,694      $     34,336      $     79,731     $     66,672
                                               ============      ============      ============     ============
EARNINGS PER SHARE
       Basic...............................    $       1.49      $       1.16      $       2.77     $       2.26
       Diluted.............................    $       1.43      $       1.11      $       2.66     $       2.17

WEIGHTED-AVERAGE SHARES OUTSTANDING
       Basic...............................          28,688            29,701            28,823           29,544
                                               ============      ============      ============     ============
       Diluted.............................          29,917            30,912            29,926           30,744
                                               ============      ============      ============     ============

DIVIDENDS PAID PER SHARE                       $       .082      $       .073      $       .155     $       .136
                                               ============      ============      ============     ============

                                     -more-

                              M.D.C. HOLDINGS, INC.
                        Information on Business Segments
                                 (In thousands)

                                                                        Three Months                     Six Months
                                                                       Ended June 30,                  Ended June 30,
                                                                 ---------------------------     ---------------------------
                                                                    2003            2002            2003            2002
                                                                 -----------     -----------     -----------     -----------
         Homebuilding
              Home sales.....................................    $   672,439     $   496,862     $ 1,226,014     $   942,029
              Land sales.....................................            - -             746             123             746
              Other revenues.................................            981           1,563           2,195           3,157
                                                                 -----------     -----------     -----------     -----------
                  Total Homebuilding Revenues................        673,420         499,171       1,228,332         945,932
                                                                 -----------     -----------     -----------     -----------

              Home cost of sales.............................        515,985         385,053         943,587         726,114
              Land cost of sales.............................            - -             504              87             504
              Marketing......................................         39,625          27,682          73,225          53,345
              General and administrative.....................         32,466          24,717          61,631          46,910
                                                                 -----------     -----------     -----------     -----------
                                                                     588,076         437,956       1,078,530         826,873
                                                                 -----------     -----------     -----------     -----------
                  Homebuilding Operating Profit..............         85,344          61,215         149,802         119,059
                                                                 -----------     -----------     -----------     -----------

         Financial Services
              Interest revenues..............................          1,025             941           2,033           1,949
              Origination fees...............................          5,234           3,992           9,894           8,221
              Gains on sales of mortgage servicing...........            329             481           1,163             952
              Gains on sales of mortgage loans, net..........          8,755           4,280          16,097           7,741
              Mortgage servicing and other...................            470             202           1,139             414
                                                                 -----------     -----------     -----------     -----------
                  Total Financial Services Revenues..........         15,813           9,896          30,326          19,277
                                                                 -----------     -----------     -----------     -----------
            General and administrative.......................          7,214           4,711          14,160           9,062
                                                                 -----------     -----------     -----------     -----------
                  Financial Services Operating Profit........          8,599           5,185          16,166          10,215
                                                                 -----------     -----------     -----------     -----------
         Total Operating Profit..............................         93,943          66,400         165,968         129,274
                                                                 -----------     -----------     -----------     -----------
         Corporate
              Expenses related to debt redemption............         (9,315)            - -          (9,315)            - -
              Interest and other revenues....................            209             363             426             595
              Other general and administrative expenses......        (14,832)        (10,434)        (26,308)        (20,494)
                                                                 -----------     -----------     -----------     -----------
         Income Before Income Taxes..........................    $    70,005     $    56,329     $   130,771     $   109,375
                                                                 ===========     ===========     ===========     ===========

                                     -more-

                              M.D.C. HOLDINGS, INC.
                             Selected Financial Data
                (Dollars in thousands, except per share amounts)

                                                                                          June 30,      December 31,     June 30,
                                                                                            2003            2002           2002
                                                                                        ------------    ------------   ------------
BALANCE SHEET DATA

     Stockholders' Equity Per Share Outstanding.................................        $      30.01    $      27.54   $      24.55

     Stockholders' Equity.......................................................        $    869,374    $    800,567   $    730,328
     Homebuilding and Corporate Debt............................................             497,075         322,990        339,652
                                                                                        ------------    ------------   ------------
       Capital (excluding mortgage lending debt)................................        $  1,366,449    $  1,123,557   $  1,069,980
                                                                                        ============    ============   ============
     Ratio of Homebuilding and Corporate Debt to Equity.........................                 .57             .40            .47
     Ratio of Homebuilding and Corporate Debt to Capital........................                 .36             .29            .32
     Cash and Cash Equivalents..................................................        $     29,863    $     28,942   $     22,621
     Unrestricted Cash and Available Borrowing Capacity Under Lines of Credit...        $    429,758    $    618,774   $    308,201

     Housing Completed or Under Construction Inventories........................        $    718,297    $    578,475   $    587,568
     Land and Land Under Development Inventories................................        $    725,311    $    656,843   $    582,385

     Corporate and Homebuilding Interest Capitalized
       Interest Capitalized in Inventory at Beginning of Period.................        $     17,783    $     17,358   $     17,358
           Interest Incurred....................................................              14,415          21,116          8,956
           Interest in Home and Land Cost of Sales..............................             (11,608)        (20,691)        (8,710)
                                                                                        ------------    ------------   ------------
       Interest Capitalized in Inventory at End of Period.......................        $     20,590    $     17,783   $     17,604
                                                                                        ============    ============   ============
     Interest Capitalized as a Percent of Inventories...........................                1.4%            1.4%           1.5%
     Lots Owned.................................................................              16,273          16,962         16,773
     Lots Under Option..........................................................               6,608           6,995          6,403
     Homes Under Construction (including models)................................               5,126           3,751          4,118
     Active Subdivisions........................................................                 190             178            165


                                                                             Three Months Ended               Six Months Ended
                                                                                  June 30,                        June 30,
                                                                        ----------------------------    ---------------------------
                                                                            2003            2002            2003           2002
                                                                        ------------    ------------    ------------   ------------
OPERATING DATA
     Interest in Home and Land Cost of Sales as a Percent of Home
       Sales Revenues..............................................             1.0%             .9%            1.0%            .9%
     Homebuilding and Corporate SG&A as a Percent of Home Sales
       Revenues....................................................            12.9%           12.7%           13.2%          12.8%

     Depreciation and Amortization.................................     $      9,447    $      5,569    $     16,475   $     10,818

     Average Selling Price Per Home Closed.........................     $      256.3    $      254.0    $      259.5   $      259.5

     Home Gross Margins............................................            23.3%           22.5%           23.0%          22.9%
           Excluding Interest in Home Cost of Sales................            24.2%           23.4%           23.9%          23.8%


                                     -more-

                              M.D.C. HOLDINGS, INC.
                          Homebuilding Operational Data
                             (Dollars in thousands)

                                                          Three Months Ended               Six Months Ended
                                                               June 30,                        June 30,
                                                     -----------------------------   ----------------------------
                                                          2003            2002            2003            2002
                                                     ------------    ------------    ------------    ------------
Orders For Homes, Net (Units)
     Colorado....................................             812             757           1,483           1,758
     California..................................             511             633           1,041           1,224
     Nevada......................................             774             411           1,357             618
     Arizona.....................................             986             671           1,910           1,341
     Utah........................................              93              31             186              31
     Texas.......................................              69             - -             119             - -
     Virginia....................................             305             176             708             418
     Maryland....................................             115              74             226             139
                                                     ------------    ------------    ------------    ------------
         Total...................................           3,665           2,753           7,030           5,529
                                                     ============    ============    ============    ============
Homes Closed (Units)
     Colorado....................................             625             706           1,234           1,315
     California..................................             487             362             915             654
     Nevada......................................             508             247             781             388
     Arizona.....................................             663             446           1,234             884
     Utah........................................              69              25             109              25
     Texas.......................................              29             - -              39             - -
     Virginia....................................             166             104             268             234
     Maryland....................................              77              66             144             130
                                                     ------------    ------------    ------------    ------------
         Total...................................           2,624           1,956           4,724           3,630
                                                     ============    ============    ============    ============

                                                        June 30,      December 31,      June 30,
                                                          2003            2002            2002
                                                     ------------    ------------    ------------
Backlog (Units)
     Colorado....................................           1,206             957           1,638
     California..................................           1,048             922           1,060
     Nevada......................................             926             350             524
     Arizona.....................................           1,752           1,076           1,082
     Utah........................................             127              50              47
     Texas.......................................              96              16             - -
     Virginia....................................             916             476             418
     Maryland....................................             270             188             166
                                                     ------------    ------------    ------------
         Total...................................           6,341           4,035           4,935
                                                     ============    ============    ============
Backlog Estimated Sales Value....................    $  1,630,000    $  1,120,000    $  1,300,000
                                                     ============    ============    ============


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